TRANSEURO ENERGY CORP.

UKRAINE OPERATIONS

REPORT ON OIL AND GAS INFORMATION

NI 51-101

DECEMBER 31, 2010

Prepared for:

TRANSEURO ENERGY CORP.

Prepared by:

FEKETE ASSOCIATES INC.

Fekete
Associates Inc.

Fekete
Associates Inc.

Reservoir Engineering & Geology - Oil & Gas Property Evaluation - Well Test Interpretation - Software Development

April 6, 2011

Transeuro Energy Corp.
Suite 1578
609 Granville Street
Vancouver, BC
V7Y 1G5

Attention: Mr. David Worrall
Chief Operating Officer

Gentlemen:

RE: TRANSEURO ENERGY CORP.
UKRAINE OPERATIONS
REPORT ON OIL AND GAS INFORMATION
DECEMBER 31, 2010

As requested, we have prepared a statement of oil and gas information in the Ukraine property as at December 31, 2010.

The results are attached.

If you have any questions or wish to discuss the results of this evaluation, please contact the undersigned at (403) 213-4200.

Yours truly,

FEKETE ASSOCIATES INC.

Lisa Dean, P. Geol.
Manager, Geology

Gary D. Metcalfe, P. Eng.
Vice-President, Evaluations

PERMIT TO PRACTICE
FEKETE ASSOCIATES INC.
Signature
Date April 6, 2011
PERMIT NUMBER: P 4676
The Association of Professional Engineers, Geologists and Geophysicists of Alberta.

EXECUTIVE SUMMARY

Transeuro Energy Corp. (the "Company"), through its subsidiary Scythian Energy BV, has interests and is involved in the acquisition, exploration and development of oil and gas in the Ukraine in four (4) fields:

	License	Field	Gross Area (acres)	Net Area* (acres)
Onshore	1777	Karlavskoye	2,966	2,136
Onshore	2138	Krasnapolianskoye	14,826	10,675
Onshore	1946	Povorotnoye**	26,000	18,720
Onshore	2137	Vladislavovskoye***	7,250	0
			51,042	31,531

* For licenses 1777, 2138 and 1946, the net area = 72% of the gross area.

** The Povorotnoye License 1946 has an expiry date of 15th May 2011. The Company is planning to resume drilling operations in 2011 to secure a further renewal.

*** The Vladislavovskoye License 2137 is up for renewal. The Company is waiting on permission to re-activate the Vlad-28 well. Interests need to be acquired by drilling wells and/or purchasing at a public auction.

Prior to 2008, the Company had a 72% interest in production revenue based on Joint Activities Agreement (JAA) with royalty, duty and tax (20% VAT, 25% profit tax) burdens. The Company has a well by well option on the Vladislavkovskoye field through direct negotiations with the license holder and has prior oil production from one well, Vlad #28.

In July, 2008 the Company and "Rohl Aufsuchungs Aktiengesellschaft" (RAG) (i) formed a 50-50 joint venture partnership (JVP) with respect to Transeuro's Ukraine properties and (ii) entered into a Joint Management Agreement governing the operational activities of the JVP. The joint venture company was called "Scythian Energy BV."

In October, 2008 RAG issued a notice of withdrawal from the Scythian Energy BV joint venture. An agreement was reached in September, 2009 which saw RAG return its 50% shareholding of the Scythian Energy BV. RAG was also granted a call option of 12.5% of the Scythian shares that is valid until a further $70 million USD is invested in the Ukraine. The Company can buy back this call option at any time by paying RAG there initial investment of $13.5 million USD plus interest. Effective December 31, 2009, the Company interest is 100% of 72%, or 72%.

As a following option of the settlement agreement with RAG, they have elected not to make a payment of $400,000 to the Company by Dec 31st 2009 in respect of their participation in East Crimea BV, the subsidiary of Scythian that holds interest in the Povorotnoye and Vlad fields. As a result RAG have no claim to any participation in or profits from West Crimea BV and the Povorotnoye and Vlad fields.

Seismic data and interpretation was provided to Fekete Associates Inc. by Transeuro Energy Corp. The prospects are closed structures defined by seismic interpretation, associated with fault systems. The presence of reservoirs on each Ukraine property has been established by well data from multiple wells.

The subject fields have been delineated by drilling and there is sufficient information to indicate the potential for hydrocarbon bearing reservoirs. All fields are in an early stage of evaluation and commercial development/production has not been established.

The original in-place hydrocarbon volumes estimated herein have been classified as Discovered Resources. Within the Karlavskoye and Povorotnoye gas fields, we have not sub-classified these Discovered Resources into recoverable Contingent Resources or Reserves since, at this time, it is difficult to determine the portions of these Resources which may or may not be recoverable and there is no certainty that it will be commercially visible to recover or produce any portion of these reserves. No resources were assigned at Vladislavovskoye as the Company interest is not confirmed.

The Low, Median and High **Discovered Resource** volumes and the assigned **Contingent Resources** are shown below:

Field	Aggregate Probability[1]	GROSS (100%) DISCOVERED RESOURCE[2] IN-PLACE VOLUMES Natural Gas (MMSCF)	GROSS (100%) CONTINGENT RESOURCES[3] Natural Gas (MMSCF)
Karlavskoye	Low	160,402	
	Median	424,920	
	High	854,235	
	Mean	472,280	
Krasnapolianskoye	Low	1,726	1,219
	Median	2,690	1,924
	High	3,790	2,763
	Mean	2,725	
Povorotnoye	Low	51,145	
	Median	96,597	
	High	155,545	
	Mean	100,723	
AGGREGATE[4]	Low	213,273	1,219
	Median	524,207	1,924
	High	1,013,570	2,763
	Mean	575,728	

(1) Aggregate Probability

- Low estimate represents P90 value. There is a 90% Probability that a greater or equal quantity may be present and a 10% probability that a lesser quantity may be present.
- Median estimate represents P50 value. There is a 50% probability that a greater or equal quantity may be present and a 50% probability that a lesser quantity may be present.
- High estimate represents P10 value. There is a 10% probability that a greater or equal quantity may be present and a 90% probability that a lesser quantity may be present.
- Mean is an arithmetic of the Low, Median and High values.

(2) Gross (100%) Discovered Resources are those total (100%) quantities of oil and gas estimated on a given date to be contained in known accumulation, but have yet to establish commerciality. There is no certainty that it will be commercially viable to produce any portion of the resources.

(3) Gross (100%) Contingent Resources are those quantities estimated, as of a given date, to be potentially recoverable from know accumulations using established technology or technology under development, but which are not currently commercially recoverable due to one or more contingencies. The contingencies at Krasnapolianskoye are economic, being (i) no existing regulatory approvals, (ii) no market/gas sales contracts and/or agreements, and (iii) no corporate plan for production. It is premature to identify and quantify the variables required to estimate economic viability, thus we have an economic status 'undetermined' at this time.

(4) The Aggregate Volumes are the arithmetic sums of multiple estimates of resources which statistical principles indicate will be beyond a reasonable range of expected outcomes. These aggregated volumes may be misleading as to the volumes that may actually be recovered. The reader should give attention to the estimates of individual pool and field classes of resources and appreciate the differing probabilities of recovery associated with each pool/field as explained in the Prospect Discussion of this report.

Fekete
Associates Inc.

Reservoir Engineering & Geology - Oil & Gas Property Evaluation - Well Test Interpretation - Software Development

April 6, 2011

To: TSX Venture Exchange
Board of Directors of Transeuro Energy Corp.

CONSENT OF INDEPENDENT ENGINEERS

We are a firm of geological and petroleum engineering consultants of Calgary, Alberta, having prepared a report entitled, "Transeuro Energy Corp. Ukraine Operations Report on Oil and Gas Information NI 51-101 December 31, 2010" dated April 6, 2011, the 'Report'.

We hereby give our consent to the use of our name, references to, and the excerpts from the Report as required.

Sincerely,

FEKETE ASSOCIATES INC.

G. D. Metcalfe, P. Eng.
Vice-President, Evaluations

PERMIT TO PRACTICE
FEKETE ASSOCIATES INC.
Signature
Date April 6, 2011
PERMIT NUMBER: P 4676
The Association of Professional Engineers, Geologists and Geophysicists of Alberta.

2000, 540 - 5th Avenue S.W., Calgary, Alberta, Canada T2P 0M2
Tel: 403.213.4200 Toll Free: 1.800.625.2488 Fax: 403.213.4298 Website: fekete.com

TABLE OF CONTENTS

FIGURES

CERTIFICATE OF QUALIFICATION

I, Lisa Dean, certify that:

1. I graduated from the University of Calgary with a B.Sc. in Earth Sciences in 1992 and have in excess of 18 years experience in the Petroleum Industry.

2. I am a registered Professional Geologist in the Province of Alberta.

3. I am employed by the engineering firm, Fekete Associates Inc., named as having prepared a report titled, "**Transeuro Energy Corp.** Ukraine Operations Report on Oil and Gas Information NI 51-101 December 31, 2010".

4. I have no interest, directly or indirectly, in **Transeuro Energy Corp.** nor in the properties evaluated, nor do I expect to obtain any interest, directly or indirectly in the Company, or the properties evaluated, nor in the securities of the Company.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of public information and records, the files of **Transeuro Energy Corp.**, and the appropriate regulatory authorities.

Lisa Dean, P. Geol.

CERTIFICATE OF QUALIFICATION

I, John B. Hughes, certify that:

1. I graduated from the University of Calgary with a B.Sc. in Geology in 1972 and have in excess of 38 years experience in the Petroleum Industry.

2. I am a registered Professional Geologist in the Province of Alberta.

3. I am employed by the engineering firm, Fekete Associates Inc., named as having prepared a report titled, "**Transeuro Energy Corp.** Ukraine Operations Report on Oil and Gas Information NI 51-101 December 31, 2010".

4. I have no interest, directly or indirectly, in **Transeuro Energy Corp.** nor in the properties evaluated, nor do I expect to obtain any interest, directly or indirectly in the Company, or the properties evaluated, nor in the securities of the Company.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of public information and records, the files of **Transeuro Energy Corp.**, and the appropriate regulatory authorities.

John B. Hughes, P. Geol.

CERTIFICATE OF QUALIFICATION

I, Ray A. Mireault, certify that:

1. I graduated from the University of Manitoba with a B.Sc. in Agricultural Engineering in 1978 and have in excess of 32 years experience in the Petroleum Industry.

2. I am a registered Professional Engineer in the Province of Alberta.

3. I am employed by the engineering firm, Fekete Associates Inc., named as having prepared a report titled, "**Transeuro Energy Corp.** Ukraine Operations Report on Oil and Gas Information NI 51-101 December 31, 2010".

4. I have no interest, directly or indirectly, in **Transeuro Energy Corp.** nor in the properties evaluated, nor do I expect to obtain any interest, directly or indirectly in the Company, or the properties evaluated, nor in the securities of the Company.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of public information and records, the files of **Transeuro Energy Corp.**, and the appropriate regulatory authorities.

R Mireault P. Eng.

Ray A. Mireault, B.Sc., P. Eng.

CERTIFICATE OF QUALIFICATION

I, Gary D. Metcalfe, certify that:

1. I graduated from the University of Calgary with a B.Sc. in Mechanical Engineering in 1976 and have in excess of 34 years experience in the Petroleum Industry.

2. I am a registered Professional Engineer in the Province of Alberta.

3. I am employed by the engineering firm, Fekete Associates Inc., named as having prepared a report titled, "**Transeuro Energy Corp.** Ukraine Operations Report on Oil and Gas Information NI 51-101 December 31, 2010".

4. I have no interest, directly or indirectly, in **Transeuro Energy Corp.** nor in the properties evaluated, nor do I expect to obtain any interest, directly or indirectly in the Company, or the properties evaluated, nor in the securities of the Company.

5. A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of public information and records, the files of **Transeuro Energy Corp.**, and the appropriate regulatory authorities.

G. D. Metcalfe, P. Eng.

LIMITATIONS OF REPORT

Geological and geophysical data was supplied by **Transeuro Energy Corp.** or from public sources and was accepted as represented, with no further investigation by Fekete Associates Inc.

A field inspection of the permits was not performed and not considered necessary by Fekete Associates Inc.

Property descriptions and details of interests were supplied by **Transeuro Energy Corp.** or were obtained from public sources. No investigations or other due diligence concerning legal title or operating agreements were conduced by Fekete Associates Inc.

This report has been prepared for the exclusive use of **Transeuro Energy Corp.** and **TSX Venture Exchange** and no part thereof should be reproduced, distributed or made available to any other person, company, regulatory body or organization without the complete context of the report and the knowledge and consent of Fekete Associates Inc.

The analyses, interpretations and opinions expressed in this report reflect the best judgment of Fekete Associates Inc. Due to the inherent risks associated with the petroleum business, Fekete Associates Inc. assumes no responsibility and makes no warranty whatsoever in connection with the information, analyses, interpretations and opinions presented herein.

RESOURCE DEFINITIONS

The following resource definitions are contained in the Canadian Oil and Gas Evaluation Handbook (COGEH).

Total Petroleum Initially-In-Place (Total Resources)

Total Petroleum Initially-In-Place (PIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered (equivalent to "total resources").

Discovered Petroleum Initially-in-Place (Discovered Resources)

Discovered Petroleum Initially-in-Place (equivalent to discovered resources) is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The recoverable portion of the discovered petroleum initially-in-place includes production, reserves, and contingent reserves; the remainder is unrecoverable.

A) Reserves

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are further classified according to the level of certainty associated with the estimates and may be sub-classified based on development and production status.

B) Contingent Resources

Contingent Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or a lack of markets. It is also appropriate to classify as contingent resources the estimated discovered recoverable quantities associated with a project in the early evaluation stage. Contingent Resources are further classified in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Undiscovered Resources

Undiscovered Petroleum Initially-In-Place (equivalent to undiscovered resources) is that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as "prospective resources," the remainder as "unrecoverable".

A) Prospective Resources

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

Discovered and Undiscovered Unrecoverable Resources

Unrecoverable is that portion of Discovered or Undiscovered PIIP quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

Uncertainty Categories

Estimates of resources always involve uncertainty, and the degree of uncertainty can vary widely between accumulations/projects and over the life of a project. Consequently, estimates of resources should generally be quoted as a range according to the level of confidence associated with the estimates. An understanding of statistical concepts and terminology is essential to understand the confidence associated with resource definitions and categories.

The range of uncertainty of estimated recoverable volumes may be represented by either deterministic scenarios or by a probability distribution. Resources should be provided as low, best and high estimates as follows:

- **Low Estimate:** This is considered to be a conservative estimate of the quantity that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. If probabilistic methods are used, there should be at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate.
- **Best Estimate:** This is considered to be the best estimate of the quantity that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less then the best estimate. If probabilistic methods are used, there should be at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate.
- **High Estimate:** This is considered to be an optimistic estimate of the quantity that will actually be recovered. It is unlikely that the actual remaining quantities recovered will exceed the high estimate. If probabilistic methods are used, there should be at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

RESERVE DEFINITIONS

The following reserve definitions are contained in the Canadian Oil and Gas Evaluation Handbook (COGEH).

Reserve Categories

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:

- analysis of drilling, geological, geophysical and engineering data,
- the use of established technology, and
- specified economic conditions, which are generally accepted as being reasonable and must be disclosed.

Reserves are classified according to the degree of certainty associated with the estimates.

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved plus probable plus possible reserves.

Development and Production Status

Each of the reserves classifications (proved, probable and possible) may be divided into developed and undeveloped categories.

Developed reserves are those that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g. when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing or non-producing:

> ***Developed producing reserves*** are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.
>
> ***Developed non-producing reserves*** are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g. when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.

Levels of Certainty

The qualitative certainty levels contained in the definitions are applicable to individual ***Reserves Entities***, which refers to the lowest level at which reserves calculations are performed, and to ***Reported Reserves***, which refers to the highest level sum, or aggregate, of individual entity estimates for which reserves estimates are presented. ***Reported Reserves*** should target the following levels of certainty under a specific set of economic conditions:

- At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves.
- At least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved plus probable reserves.
- At least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved plus probable plus possible reserves.

STATEMENT OF OIL AND GAS INFORMATION
EFFECTIVE DECEMBER 31, 2010

UKRAINE OPERATIONS

Introduction

Transeuro Energy (the Company) is involved in acquisition, exploration and development of oil and natural gas in Ukraine.

The Company has interests located in four (4) fields: Karlavskoye and Krasnapolianskoye in the Chernomorsky district of the Tarkhankut Peninsula of Western Crimea (Figure 1) and Povorotnoye and Vladislavovskoye (well Vlad #28) in Eastern Crimea (Figure 2) in Ukraine. The Company has a Joint Activities Agreement (JAA) with the Government Company 'Krymgeologia' and has an interest in the revenues generated from production and sales of reserves.

Ukraine Property Discussion

Prior to 2008, Transeuro held a 72% interest in the production revenues from the Karlavskoye, Krasnapolianskoye and Povorotnoye these fields through Joint Activities Agreements (JAA). The Company has a well by well option on the Vladislavkovskoye field through direct negotiations with the license holder and has prior minor oil production from one well, Vlad #28.

In July, 2008 the Company and "Rohl Aufsuchungs Aktiengesellschaft" (RAG) (i) formed a 50-50 joint venture partnership (JVP) with respect to Transeuro's Ukraine properties and (ii) entered into a Joint Management Agreement governing the operational activities of the JVP. The joint venture company was called "Scythian Energy BV."

In October, 2008 RAG issued a notice of withdrawal from the Scythian Energy BV joint venture. An agreement was reached in September 2009 which saw RAG return its 50% shareholding of the Scythian Energy BV. RAG was also granted a call option of 12.5% of the Scythian shares that is valid until a further $70 million USD is invested in the Ukraine. The Company can buy back this call option at any time by paying RAG there initial investment of $13.5 million USD plus interest. As at December 31, 2009, the Company interest is 100% of 72%, or 72%.

As a following option of the settlement agreement with RAG, they have elected not to make a payment of $400,000 to the Company by December 31st, 2009 in respect of their participation in East Crimea BV, the subsidiary of Scythian that holds interest in the Povorotnoye and Vlad fields. As a result RAG has no claim to any participation in or profits from West Crimea BV and the Povorotnoye and Vlad fields.

In Povorotnoye field, the 72% interest is reduced to 60% after the "investment" phase is completed. There are no defined terms as to when this occurs.

There is no title to reserves. The Company may receive title to hydrocarbon volumes as they are produced. There is a profit tax of 25% and a VAT of 20%. The Company pays royalties on production. The current (Nov. 2010) royalty rates are shown below:

Product	Well Depth (m)	Unit Tax Rate*	
Oil	< 5000 m	2195 Hyrvnia/ton	($35.95/STB)
Oil	> 5000 m	845 Hyrvnia/ton	($13.84/STB)
Condensate	< 5000 m	2195 Hyrvnia/ton	($35.95/STB)
Condensate	> 5000 m	845 Hyrvnia/ton	($13.84/STB)
Gas	< 5000 m	261 Hyrvnia/1000 m^3	($0.92/MSCF)
Gas	> 5000 m	143 Hyrvnia/1000 m^3	($0.51/MSCF)

**the December 31, 2010 currency exchange rate is 7.96 Ukraine Hyrvia to 1 U.S.$*
**at oil density of 0.82 kg/l, the volume conversion is 7.67 STB/t of oil*

The Karlavskoye and Krasnapolianskoye fields are in a proven producing trend, with the directly offsetting Glibivka field producing from a similar Paleocene structure and reservoirs. To the southwest, the Western Oktyabrske field produces from the Cretaceous in a similar structure. Although no production has yet occurred in the Karlavskoye and Krasnapolianskoye fields, substantial gas flow test rates have been reported and several gas and oil shows have been identified in many stratigraphic levels within the fields. Production of two gas wells (Kras 5 and Kras 11) in the Krasnapolianskoye field was scheduled to commence in July, 2010. This has now been delayed indefinitely. The wellhead and tubing on the Kras 5 were replaced and similar operations are expected to be conducted on the Kras #11 well; both wells require preparation for updated flow testing.

At Karlavskoye, the Karl-101 well was drilled to a depth of 3553m, below the base of the reservoir, when a high pressure water kick resulted in a well control situation that ultimately lead to the abandonment of the reservoir section. While drilling the reservoir section gas shows were indicated in the drilling fluid and via two closed chamber DST's (April 2008). Circulation was lost through the bottomhole assembly, which was then cut off and left downhole. Cement was placed over the fish and back up inside the casing to suspend the well. The next operation planned is to mill a window in the casing and redrill to the base of the C16 reservoir. As at December 31, 2010, the Dafora drilling rig was fully assembled on the Karl-101 location and inspections were ongoing prior to commencing the re-entry.

In 2007, at Karlavskoye, a 2D seismic programme acquired data over 54km from 4 lines. The data has been processed and is incorporated into this evaluation. Long-term, the Company plans on drilling a new development well followed by a 3D seismic survey. On September 28, 2009 the Karlavskoye license was renewed for an additional five (5) years thereby extending the permit through to July, 2014.

The rights to these fields are held by the state company SSE NJSC "Nadra Ukrainy" "Krymgeologia' through license 1777 (Karlavskoye) and license 2138 (Krasnapolianskoye) covering 60 sq km and 12 sq km respectively.

In 2006, the Company acquired the Ukrainian Company "Pivdenspetsbud" and the JAA for the development of the Povorotnoye gas and Vladislavovskoye oil fields in Eastern Crimea.

The Povorotnoye gas field was discovered in 1988 and is penetrated by seven (7) exploratory wellbores, all of which have been abandoned. Two wells (#1 and #2) reported gas at high rates (5-17 MMSCFD reported) from the Maykope M3 and M4 deposits at about 4000 m. The Company is planning to drill one (1) well (POV 104), located about 500m from both the #1 and #2 wells to test these zones. The license has been renewed until 15th May 2011 and the Company is planning to resume drilling operations in 2011 to secure a further renewal. However, should this not be achieved, it is possible that the license will expire and be returned for public auction.

The Vladislavovskoye oil field was discovered in 1956. A total of 25 wells were drilled for shallow (700 m) Upper Kerlevtian oil. One well, Vlad #18, has produced 159 MSTB of oil from two (2) perf'd intervals. The Vlad #28 well was drilled in 2006 to a depth of 755 m and flow tested in late 2007. The Company had flowed the well intermittently at rates of up to 15 BPD of 41°API oil with some gas and water (not measured). The well was shut-in and suspended November, 2007. The license is up for renewal and is available to the Company and other parties through state auction. Negotiations continue over

additional development on a well by well basis. Two (2) wells, Ach #3 and Vlad #18 have also reported minor amounts of oil production. All other wells have been abandoned.

The rights to the natural gas and oil are held by the state company SSE NJSC "Nadra Ukrainy", "Krymgeologia" through licenses 2137 (Vladislavovskoye) and license 1946 (Povorotnoye) covering 29 km^2 and 104 km^2, respectively:

Field	License	Gross Acres	Company Interest	Net Acres*
Karlavskoye	1777	2,966	72%	2,136
Krasnapolianskoye	2138	14,826	72%	10,675
Povorotnoye**	1946	26,000	72%	18,720
Vladislavovskoye***	2137	7,250	0%	0
Total		51,042		31,531

* *For licenses 1777, 2138 and 1946, the net area = 72% of the gross area.*
** *The Povorotnoye license has an expiry date of 15th May 2011.*
*** *License 2137 is up for renewal. The Company is waiting on permission to re-activate the Vlad-28 well. Interests need to be acquired by drilling wells and/or purchasing at a public auction.*

Wells

The Company has interests in the following wells in the Ukraine as at December 31, 2010:

Field	Wells Gross	Wells Net	Remarks (see Discussion below)
Karlavskoye	1	1	Karl-101 (preparing to sidetrack)
Krasnapolianskoye	2	2	Kras #5, Kras #11 (re-entries)
Povorotnoye	0	0	Well location POV-104 (site construction and rig mobilization is planned for 2011)
Vladislavovskoye	1	1	Vlad #28 (marginal intermittent oil well-shut-in. License currently at state auction)
Total	4	4	

There are no producing wells within the Karlavskoye Field. The earliest seven (7) wells were drilled to establish gas reserves in the Paleocene. Nine (9) wells, #8 - #16, and #20 were drilled to evaluate the potential of the Cretaceous reservoirs. Of the 18 wells drilled, all were abandoned. The #11 well was re-entered and perforated in the Upper and Lower Paleocene, which tested water. The water was interpreted to be coming from the Upper Paleocene. The Karl #11 well was plugged and abandoned. The Company drilled the Karl-101 well in 2007/2008. Gas shows were reported while drilling through

the target reservoirs however hole problems were encountered which has precluded the proper testing of the reservoirs to this time. As at the time of writing of this report, the Company is preparing to drill a sidetrack leg to the base of the C-16 reservoir at 3520m. This will allow for better testing of the potential of these reservoirs.

All wells within the Krasnapolianskoye Field were abandoned. Two (2) have been re-entered (#5 and #11), are perforated in both the Upper and Lower Paleocene and have reported gas at rates of 780 MSCFD and 1200 MSCFD, respectively. These two wells were scheduled for production in 2010, however, a partner (AutoGasComplect) withdrew and the gas pipeline, plant facilities and gas sales contract were also withdrawn.

All seven (7) wells in the Povorotnoye field have been abandoned.

Three (3) of the original wells in the Vladislavovskoye field produced oil but now have been abandoned, the Vlad #18, #23 and Ach #3 wells. The Company has no interest in these wells. The Company drilled the Vlad #28 well in 2006, tested the well in 2007 and produced intermittently at marginal (15 BOPD) rates. The well was shut-in November, 2007. The Vladislavovskoye license No. 2137 is currently up for renewal at state auction.

Drilling Activity

During the period December 31, 2009 to December 31, 2010, the Company commenced wellsite preparation for the POV-104 well in Povorotroye and the Karl-101 sidetrack in Karalvskoye. There was no actual drilling in 2010.

Product Sales Contracts

Karlavskoye

The Company is waiting on the results of drilling and testing the Karl 101 well re-entry prior to signing a gas contract. There are options to connect the well. One option is to tie-in (400m) to existing pipeline upstream of the nearby gas storage facilities. Option two is to construct a 10km pipeline to connect downstream of the storage facilities.

Krasnapolianskoye

On September 29, 2009, the Company entered into a Gas Sale Agreement to sell all the gas produced from the Kras 5 and Kras 11 wells to a local Ukraine company "AutoGasComplect" (AGC). As part of the

agreement, AGC would be responsible for all the capital costs and installation of surface equipment. The point of sale would occur at the wellhead and the Company would receive an undisclosed price based on the production volumes. The Company was still responsible for all the well operating costs (excluding gas plant and surface equipment costs), royalties and taxes associated with the Kras #5 and #11 wells. Gas production was scheduled to begin in July, 2010 at an estimated average rate of 1.24 MMSCFD (35 e3m3/d). In 2010, AGC withdrew, leaving the Kras wells with no gas sales contract.

Vladislavovskoye

There was no production from the Vlad #28 well in 2010 and the status of the Vlad field is uncertain at this time. There is no product sales contract in place. Previous minor oil sales were conducted by auction.

Abandonment and Reclamation Costs

There were no costs for abandonment and reclamation as wells become property of the Government after the term expires.

	Abandonment/Reclamation	
	Gross Cost	Net Cost
Wells	$0 (U.S.)	$0 (U.S.)

Tax Horizon

The Company's tax burden income taxes that become payable are shown below:

Tax Rate	Estimated Taxation Start Year
20% VAT	N/A (see comments below)
25% Profit Tax	N/A (see comments below)

As at December 31, 2010, the Company VAT tax credit is $2,291,035 U.S., which can be deducted from future VAT payments.

The Company is also responsible for payment of a 25% Profit Tax. This tax is imposed on total revenue after deduction of VAT Tax. The Profit Tax does not apply until the Company's cumulative operating income exceeds the current Joint Activity Agreement (JAA) balance of $777,729 U.S. As we have not conducted any forecasts of production or cashflows, the estimated taxation start year is not known.

Property Costs Incurred

The Company's Ukraine acquisitions, exploration and development capital costs for the last 3 calendar years in U.S. $ funds, are summarized below:

	Property Acquisition Cost	Exploration Cost	Development Cost	Total Cost
2008	-	-	$14,754,126[1]	$14,754,126
2009	-	-	$651,920[2]	$651,920
2010	-	-	$ 3,499,855[3]	$3,499,855

(1) Karl-101 lease preparation costs
(2) General G&A Costs
(3) includes: General G&A costs of $941,352 CDN; Road construction of $256,396 CDN; Concrete slabs for Karl-101 of $139,886 CDN; Karl-101 rig mobilization of $749,103 CDN; Karl-101 drilling of $808,555 CDN; materials of $522,883 CDN and miscellaneous of $62,822 CDN; all converted to U.S. $ using an exchange rate of $1.0054 US/$CDN as at December 31, 2010.

Exploration and Development Activities/Work Commitments

During the next fiscal year (January 1, 2011 to December 31, 2011), within the Ukraine leases, the Company has budgeted the following work programs:

Field	Activity	2011 Gross (100%) Expected Cost ($U.S.)
Karlavskoye	Geophysical and seismic	3,034,000
	Sidetrack Karl-101	7,035,000
	Field facility and pilot production development	2,575,000
	Drill one (1) exploration well (incl. abandonment)	12,085,000
	Sub-total Karlavskoye	**24,729,000**
Krasnapolianskoye	Technical maintenance, guarding wells, land lease, re-work and prepare Kras #5 & #11 wells for pilot production	195,000
	Field facility and pilot production development	1,005,000
	Seismic acquisition	1,005,000
	Sub-total Krasnapolianskoye	**2,205,000**
Povorotnoye	Seismic acquisition	5,528,000
	Land, materials purchase, rig up and drill Povo-104 well	14,937,000
	Field facility and pilot production development	50,000
	Sub-total Povorotnoye	**20,515,000**
Vladislavovskoye	Technical maintenance, re-enter and test Vlad-28 well	101,000
	Total	**47,550,000**

Ukraine Prospect Discussion

Karlavskoye Field

The Karlavskoye Field was discovered during a seven (7) well drilling program undertaken in 1961 and 1962. These wells encountered gas shows at several stratigraphic levels down to the Late Cretaceous. This field has gas structurally trapped in a large anticline partially bounded by faults, formed after the deposition of the Paleocene sediments. At the Paleocene level the anticline does not appear to be faulted. Reports indicate Well #2 tested 1.05 MMSFD from the Paleocene prior to the well being abandoned. The Paleocene produces gas from a similar structure in the Glibivka Field located on trend 10 km to the east, and also by the two re-entered wells in the Company interest Krasnapolianskoye Field located just to the south. The Glibivka Field has produced in excess of 145 BCF of gas and 1.00 MMSTB of condensate since 1966.

In the Karlavskoye drilling program from 1966 to 1971, wells were taken deeper to specifically evaluate the Cretaceous zones. Nine (9) wells were drilled during this period, #8 to #16, which encountered gas and oil at several stratigraphic levels. The most significant Cretaceous gas in the Karlavskoye Field was in the Cenomanian. Reports indicate Well #8 flowed 5.325 MMSFD from the Cenomanian (C12) through an open hole test. Well #12 well flowed at a rate of 3.5 MMSCFD from the (C14) Cenomanian strata and the Cenomanian (C15) interval in well # 14 flowed at rate of 4.236 MMSCFD. All wells were abandoned.

In April 1984, the Karlavskoye Well #11 was re-entered. In May 2005, the well was perforated (1120 - 1178 m) in the Upper and Lower Paleocene with both gas and water being produced. Temperature log interpretation indicated the water was coming from the Upper Paleocene interval at 1144 - 1148 m. A remedial cement squeeze to block the water was not successful. The well has been plugged and abandoned.

The Karlavskoye wells are listed with a summary of their test data in the attached Table 1. There have been reports of significant gas flows indicating the presence of at least seven (7) gas bearing intervals, from the Paleocene to the Lower Cretaceous, in the Karlavskoye structure, as well as the potential of a large gas/condensate accumulation in the Upper Cretaceous. Overall the test data and the proximity to producing Paleocene and Cretaceous gas wells indicate the potential for economic gas production from the Paleocene and Cretaceous strata.

The Company drilled well, Karl-101, which was spudded in 2007 and plugged back in 2008. This well targeted the Upper Cretaceous C12-C16 zones in the Cenomanian, with the possibility of reaching deeper Cretaceous secondary targets in the Albian and Aptian deposits at depths of more than 4000 meters. The well was drilling at 3553 meters in the C16 zone when drilling problems ultimately required the plugging back of the well to 2660 meters, above the target reservoirs. Gas shows were evident at the Turonian and C-12 to C-15 levels (Figure 3).

Petrophysical logs were obtained which were helpful in confirming the presence and position of the target reservoirs. Caving of the borehole prior to running logging tools has resulted in a log suite that is not adequate to definitively determine porosity and fluid saturations. The logs are adequate however to confirm that there is a degree of gas saturation in the target reservoirs, although not to quantify the reservoir parameters. The tops and thickness of gas bearing reservoirs as determined from the logs of the 101 well were used to update the isopach maps of the reservoirs in this field.

The Karlavskoye Field is located in a hydrocarbon producing basin and is located on a large anticline partially bounded by faults that has been identified by seismic interpretation and subsequent exploratory drilling. Several wells have reported gas flows from zones from the Paleocene to the Aptian at depths greater than 5000 meters. To date, including the drilling of the Karl-101 well, there have been no tests with the required data to prove the economic viability of this structure therefore no reserves are assigned to the Karlavskoye Field. Fekete has therefore classified and evaluated the gas volumes as **Discovered Resources** using a statistical three (3) point method and determining probabilities based upon the CCOP Guidelines for Risk Assessment of Petroleum Prospects.

Fekete has reviewed the seismic interpretation and well data provided by Transeuro, and also the reserves[1] estimates made by Indusmin Energy Corporation. Reservoir factors required to conduct volumetric calculations were determined by Fekete for Low, High and Median Estimates of resources for cases for each zone. Six (6) zones consistently identified gas shows in the high portions of the structure, namely the Paleocene, Turonian and Cenomanian C12 to C16. Net gas pay maps were constructed for each of these stratigraphic intervals. The structural limits for the high case estimates were taken from the seismic maps provided. The limits for the median and low estimates were constrained around the wells with consistent indications of gas. Of note is that the recently acquired seismic data shows the anticline to be partially bounded by faults along the flanks, while there is no evidence of faults dividing the feature into blocks. It is probable that stratigraphic traps, rather than faults across the structure,

[1] *The definitions of "reserves" used by Indusmin was not provided in any documentation.*

influence some of these accumulations. Net pay was determined in each well based on logs and tests for each of these stratigraphic intervals. The areal extent of the gas zones for the range of low, median and high resource estimates were calculated by planimetry of the gas pay maps. The net gas pays for the median estimates were calculated by planimetry of the median estimate pay map. The high and low estimates for net gas pay were determined from a geologically reasonable range based upon the data available.

Copies of the net gas pay maps along with the seismic depth structure map with seismic lines shown as provided by Transeuro, are included as Figures 4-23.

The range of other parameters (i.e. porosity, water saturation, pressure, temperature, B_o, B_s, etc.) required to estimate the resources were determined based upon the well data provided, Indusmin and client reservoir factors and petrophysical interpretation reports provided by Transeuro. The results of the **Discovered Resource** estimation is included as Tables 2 and 3.

Table 2 identifies the risk associated with the Karlavskoye prospect in regards to the chance of existence (success) and quality of the Reservoir Potential, Trap-Structure, Petroleum Charge and Retention. The probability of discovery for each individual zone (formation) in the Karlavskoye acreage currently ranges from 21% to 80%, which compare to a generally accepted value of about 40% for low risk wells. Numerous gas flows from each of the multiple zones in an area of producing fields on similar structures are the primary reasons for this high probability of discovery in the Karlavskoye Field. The Company is currently in the final preparation stage to drill a sidetrack leg to the Well Karl-101.

The resource volumes of each zone have been calculated using the Monte Carlo Simulation methodology. This methodology generates a 10,000 sample simulation database for each prospect using Latin Hypercube sampling. Calculations from the statistical parameters and specific values for parameters of interest are used in the simulation database. The volumes illustrated in Table 3 are representative of the potential unrisked resource volumes in the Karlavskoye Field defined by 3 point triangular distribution estimated from each input parameter utilizing geological knowledge and the data available.

Krasnapolianskoye Field

The Krasnapolianskoye Field was originally drilled in 1963. A total of eleven (11) wells were drilled which tested shallow gas targets through the Paleocene. The wells were subsequently abandoned.

Two (2) wells were re-entered and tested. The first well to be re-entered is Kras #5, which was originally perforated in 1963 and tested gas at 1.85 MMSCFD from the Lower Paleocene, and 0.07 MMSFD from the Upper Paleocene. The well was suspended until 1969 when the two zones were commingled and tested 0.5 MMSCFD. The well was then abandoned. The well was again re-entered in 1994/95 and flowed from the commingled zones at a rate of 0.08 MMSFD. After acidizing the well in 1995 and again in 2002, the gas flow increased to a commingled rate of 1.2 MMSCFD with 7 STB/D condensate and 12 STB/D water.

The second well to be re-entered is Kras #11. Between November 2003 and March 2004, this well was completed (perforated) in the Upper and Lower Paleocene and tested gas at a rate of 0.07 MMSCFD. After acidizing, the well tested 0.78 MMSCFD with 1 STB/D condensate and 2 STB/D water.

Krasnapolianskoye Wells # 5 and #11 were being prepared for hook-up prior to the Company partner AutoGasComplect (AGC) withdrawing from the partnership. There is now no specific development plan for these wells. The Krasnapolianskoye wells are listed with a summary of their test data in the attached Table 4.

The Krasnapolianskoye Field is located in a hydrocarbon producing basin and is located on an anticline at the Paleocene level, which is faulted at depth. This feature has been defined by 2D seismic coverage, and has been confirmed by exploratory drilling. Gas has been confirmed in two Paleocene reservoirs that are closely spaced and are to be produced commingled.

The Upper Paleocene reservoir is shaley limestone, with an average porosity from core estimated at 12% and low permeability ranging from < 0.1 to 0.6 md.

The Lower Paleocene is a clean limestone with beds of very porous reservoir with porosity from core averaging over 20%, and permeability ranging from < 0.1 to 1.86 md.

An isopach of net gas pay (Figure 25) was prepared for the Lower Paleocene, using the pay from the two re-entered wells and structure map on Top of the Lower Paleocene (Figure 24). A proved plus probable plus possible (P10) volumetric estimate of gas-in-place is 3.790 BCF. An Isopach map of the Upper and Lower Paleocene (Figure 26) was prepared to provide the high estimate net gas pay and area for the reservoir factors. Two additional wellbores are located within the pool for which we do not have any data, namely, wells #9 and # 10. Well #6, located at the edge of the mapped pool, recovered only mud on test. It is possible that the gas/water contact is lower on the structure than what was used to

construct Figure 25, however additional testing would be required to prove this theory. The proximity to the Paleocene gas producers at Glibivka further illustrates the potential of the Krasnapolianskoye Field.

The Company currently holds a 5 year exploration and pilot production license (No. 2138) for the Krasnapolianskoye field which expires on November 21, 2012. As part of the pilot production agreement, the Company is allowed to produce up to 10% of the reserves quoted on the Ukraine state balance (14.1 Bcf) without future renewal of their current license.

Based on recent, modern production test results, gross (100%) Low (P90), Median (P50) and High (P10) contingent resources of 1219 MMSCF, 1924 MMSCF and 2763 MMSCF were assigned, respectively. The Ukraine Government Pilot Production License at Krasnapolianskoye allows for 1410 MMSCF of production. Our conservative Low (P90) resource estimate of 1295 MMSCF is below this allowable.

It is premature to identify the economic viability of the Kras field development and the project economic status is currently 'undetermined'. This status will likely be revisited following well preparation plans in 2011.

Table 5 identifies the risk associated with the Krasnapolianskoye prospect in regards to the chance of existence (success) and quality of the Reservoir Potential, Trap-Structure, Petroleum Charge and Retention. The probability of discovery in the Krasnapolianskoye acreage currently calculates as 86% which compares to a generally accepted value of about 75% for delineation wells. Two wells completed, flow tested and awaiting production facilities are the primary reasons for the 86% probability of discovery in the Krasnapolianskoye acreage.

The resource volumes of the prospect has been calculated using the Monte Carlo Simulation methodology. This methodology generates a 10,000 sample simulation database for each prospect using Latin Hypercube sampling. Calculations from the statistical parameters and specific values for parameters of interest are used in the simulation database. The volumes illustrated in Table 6 are representative of the potential unrisked resource volumes in the Krasnapolianskoye Field defined by 3 point triangular distribution estimated from each input parameter utilizing geological knowledge and the data available.

Povorotnoye Field

The Povorotnoye Field was discovered in 1988 in the Lenin region of the Kerch Peninsula, Crimea. There have been seven (7) wells drilled along this seismically defined faulted anticline. Gas has been trapped in two separate sandstone zones within the Maykope Formation, found at depths between 3900 meters and 4340 meters in these wells. The upper sandstone is called the M3 while the lower sandstone is the M4. Well #1 reported a gas flow from the M3 sandstone at a rate of 5.1 MMSCFD and from the M4 sandstone at 0.1 MMSCFD. Well #2 blew out while drilling the M3 sandstone and flowed gas at a reported rate of 17 MMSCFD. Well #2 could not be tested further and was abandoned. The remaining wells had gas shows only as gas bubbles and/or calculated as gas bearing by log interpretation. A new well (POV-104) is planned to be drilled on the crest of the structure between the wells # 1 and #2. A 2D seismic program was conducted in 2008. The Povorotnoye wells are listed with a summary of their test data in the attached Table 7.

Based on the information available, no gas reserves have been assigned to the Povorotnoye Field at this time pending results from the POV-104 well; however **Discovered Resources** have been estimated by three point statistical calculations and probability estimations. The petrophysical data for all the wells was reviewed and net gas pay was determined for each of the M3 and M4 sandstones in all wells except for the Well #2 for which there is no log data across the zones of interest due to the blow out of the well. Net gas pay maps for each of the M3 and M4 sandstones (Figures 29 & 30) were constructed based on the well net gas pays and upon the seismic depth structure maps (Figures 27 & 28) and gas/water contact provided by Transeuro. A three (3) point range of the area and average net gas pay was determined for a Low Estimate, High Estimate and Median Estimate. The area within the net pay contour surrounding the two wells with the reported gas flow rates is taken to be the Low Estimate, the area within the next net pay contour is taken to be the Median Estimate while the gas/water contact determined by Transeuro is used to be the High Estimate of the area. Porosity and saturations are taken from the ranges evidenced by petrophysical and core analysis. Pressure and temperatures were taken from Indusmin reservoir factor tables where available. The results of the **Discovered Resources** determination are presented in Tables 8 and 9.

Table 8 identifies the risk associated with the Povorotnoye prospect in regards to the chance of existence (success) and quality of the Reservoir Potential, Trap-Structure, Petroleum Charge and Retention. The probability of discovery for each individual zone (formation) in the Povorotnoye Field

acreage currently averages between 20 to 67% in the M3 and M4 sandstone, respectively, which compare to a generally accepted value of about 40% for low risk wells in a producing area. The probability of discovery increases when including both horizons in the simulation. The chance of the well encountering at least one hydrocarbon zone (M3 or M4) is 86.7%. Good gas rates at Povorotnoye which is in an area of producing fields from similar structures are the primary reasons for this high probability of discovery in the Povorotnoye Field. Transeuro plans to drill one (1) well on the crest of this structure that will, on acquisition, improve the probability of discovery.

The **Discovered Resource** volumes of the prospect has been calculated using the Monte Carlo Simulation methodology. This methodology generates a 10,000 sample simulation database for each prospect using Latin Hypercube sampling. Calculations from the statistical parameters and specific values for parameters of interest are used in the simulation database. The volumes illustrated in Table 9 are representative of the potential unrisked resource volumes in the Povorotnoye Field defined by 3 point triangular distribution estimated from each input parameter utilizing geological knowledge and the data available.

Vladislavovskoye Field

The Vladislavovskoye Field is also found on the Kerch Peninsula of the Crimea in Ukraine, and is located in a basin that produces hydrocarbons from structural traps. This accumulation is within an anticlinal feature along a major fault, which has been defined by numerous 2D seismic lines. The oil was produced from sandstones in the Maykope Formation and the reservoirs are found at shallow depths (600 -1000 meters). There are three high areas along the crest of this structure. Beginning in 1956 a total of 25 wells have been drilled, of which three (3) had been placed on production. These include the Vlad #18, Vlad #23 and the Ach #3. Total production from these wells respectively was 20776.4 tonnes (159 MSTB), 28.2 tonnes (0.2 MSTB) and 24.5 tonnes (0.2 MSTB). The Vlad #23 well has been abandoned. The Vlad #18 and Ach #3 wells produce minor amounts of oil, as reported by the Company. Transeuro re-entered Vlad #28 and completed the well for production. The Vlad #28 well produced intermittent oil at rates of up to 15 BOPD. However the well has been shut-in since November, 2007, waiting on permission to resume production. The license has been included in a recent state auction, but not awarded, and is available to Transeuro or a third party. The Company plans to re-enter and test the Vlad #28 well in 2011.

Well logs for the wells on the crest of the structure were evaluated to determine pay. This data along with the seismic depth structure map (Figure 31) was used to construct a net oil pay map (Figure 32). Other reservoir factors were taken from data supplied by Transeuro.

No reserves or resources have been assigned to the Vladislavovskoye Field as the Company interest is not confirmed.

BIBLIOGRAPHY

Otis, Robert M., Schneidermann, Nahum, *A Process for Evaluating Exploration Prospects*, AAPG Bulletin, V.81, No.7, P. 1087-1109, July, 1997

<u>LIST OF TABLES</u>

Transeuro Energy Corp.

KARLAVSKOYE FIELD, UKRAINE

TEST DATA

Wells 17 to date	Date Drilled	Status	Upr Paleocene Depth(m)	Upr Paleocene Test	Lwr Paleocene Depth(m)	Lwr Paleocene Test	Undefined Late Cretaceous * Test	Cenomanian Test	Albian Depth(m)	Albian Test
#1	1961/62	abandoned	1126	712 M3/d gas	1200	no gas shows	30m3/d gas			
#2	1961/62	abandoned	1012	30000 M3/d gas	1131					
#3	1961/62	abandoned	1053		1172					
#4	1961/62	abandoned	1198		1230					
#5	1961/62	abandoned	1253		1280					
#6	1961/62	abandoned	1170		1202					
#7	1961/62	abandoned	1147		1179					
#8	1966/71	abandoned	1145		1180		oil/gas shows	open hole flow 150000 m3/d gas (C12)	3841	
#9	1966/71	abandoned	1052		1155		TSTM			
#10	1966/71	abandoned	1375		1400			oil/gas show, dry on test	3880	blow out
#11	1966	abandoned	1142	re-entry- gas NM	1154	re-entry- water				
#12	1966/71	abandoned	1059		1180		1.3 m3/d oil	100000 m3/d gas (C14)	3836	
#13	1966/71	abandoned	1150		1173		3000 m3/d gas	gas blow out		
#14	1966/71	abandoned	1172		1210		slight blow out	120000 m3/d gas (C15)	3570	
#15	1966/71	abandoned	1235		1260					
#16	1966/71	abandoned	1030		1201			tstm	3780	
#20	1992/93		1102		1137				3812	
#21	1992/93		no logs		no logs			no logs	no logs	
#101	2007/08	standing	1080		1210		gas show		3700	

* Undefined Late Cretaceous includes the Turonian and C-12 to C-15 Formations

Table 1

Karlavskoye Risk Assessment and Reservoir Parameters

Well/Prospect	Reservoir		Trap		Petroleum Charge		Retention	Chance of Existence	Area	Top Contour	Net Pay	Porosity	Water Saturation	Pi (kPa)	Pi (psia)	Res. Temp	Zi
	P1		P2		P3		P4		(ha)	(m KB)	(m)	(%)	(%)			°C	
	P1a	P1b	P2a	P2b	P3a	P3b		(%)									
Gas																	
Paleocene																	
Low Est.	1.0	0.7	1	1	1	1	1	70%	50.2		2.0	10%	40%	10552	1530	70	0.96
Median Est.	1.0	0.7	1	1	1	1	1	70%	72.7	1150	16.7	12%	45%	10600	1540	70	0.96
High Est.	1.0	0.8	1	1	1	1	1	80%	165.2		20.0	14%	50%	10759	1560	70	0.96
Mean Value	1.0	0.74	1	1	1	1	1	74%	96.6		12.2	12%	45%		1544	70	0.96
Turonian																	
Low Est.									870.2		3.0	8%	30%	32414	4600	130	0.9
Median Est.	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	832.1	3550	6.9	9%	20%	32400	4700	130	0.9
High Est.									1330.7		10.0	10%	35%	33103	4800	130	0.9
Mean Value	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	966.0		6.7	9%	28%		4700	130	0.9
Cretaceous																	
C12																	
Low Est.									519.3		3.0	10%	25%	31724	4600	130	0.9
Median Est.	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	712.5	3400	8.9	11%	30%	32400	4700	130	0.9
High Est.									2503.5		18.0	12%	35%	33103	4800	130	0.9
Mean Value	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	1354.2		10.1	11%	30%		4700	130	0.9
C13																	
Low Est.									457.6		3.0	10%	30%	31724	4600	140	0.85
Median Est.	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	905.5	4000	9.9	11%	35%	33103	4800	140	0.85
High Est.									1837.8	5000	20.0	12%	40%	34483	5000	140	0.85
Mean Value	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	1137.5		11.2	11%	35%		4800	140	0.85
C14																	
Low Est.									544.6	4000	3.0	10%	30%	31724	4600	140	0.85
Median Est.	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	832.3		7.4	11%	35%	33103	4800	140	0.85
High Est.									1782.1	5000	11.0	12%	40%	34483	5000	140	0.85
Mean Value	0.9	0.6	0.8	0.8	1	0.6	0.9	21%	1095.8		7.1	11%	35%		4800	140	0.85
C15																	
Low Est.									886.7		3.0	10%	30%	31724	4600	140	0.85
Median Est.	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	994.7	4000	14.3	11%	35%	33103	4800	140	0.85
High Est.									2212.1	5000	20.0	12%	40%	34483	5000	140	0.85
Mean Value	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	1357.1		12.3	11%	35%		4800	140	0.85
C16																	
Low Est.									506.4		3.0	10%	30%	31724	4600	140	0.85
Median Est.	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	898.1	4000	13.2	11%	35%	33103	4800	140	0.85
High Est.									1817.8	5000	18.0	12%	40%	34483	5000	140	0.85
Mean Value	0.9	0.6	0.8	0.9	1	0.6	0.9	21%	1107.7		11.1	11%	35%		4800	140	0.85

P1 Reservoir
P1a Presence of reservoir facies
P1b Effective pore volume
P2 Trap mechanism
P2a Presence of mapped structure
P2b Effective seal mechanism
P3 Petroleum charge
P3a Presence of sufficient volume of mature source rock
P3b Effective migration
P4 Retention after accumulation

Table 2

NOTES

The Paleocene is so much shallower than the other targets that it must be drilled by itself to prevent excessive formation damage.

The probability of encountering gas in the Paleocene is between 70 and 80%.

Probability Factors	Paleocene	
P1a Reservoir facies	1	1
P1b Porosity	0.7	0.8
P2a Trap identification	1	1
P2b Seal	1	1
P3a Mature source rock	1	1
P3b Migration	1	1
P4 Retention	1	1
P(X) Individual Probability	0.7000	0.8000
1-P(X) Dry Hole Chance	0.300	0.200
P(s) Common Factor	1	1
P(X/S) Independent Factors	0.7	0.8

Chance of encountering hydrocarbons

Chance of a dry hole

Well 101 is the 1st well on the East fault block. The well can test a maximum of 3 zones before setting casing in order to prevent excessive formation damage.

The probability of discovery for each prospective horizon is about 21% as follows:

Probability Factors	Zone 1	Zone 2	Zone 3
P1a Reservoir facies	0.9	0.9	0.9
P1b Porosity	0.6	0.6	0.6
P2a Trap identification	0.8	0.8	0.8
P2b Seal	0.9	0.9	0.9
P3a Mature source rock	1	1	1
P3b Migration	0.6	0.6	0.6
P4 Retention	0.9	0.9	0.9
P(X) Individual Probability	0.21	0.21	0.21
1-P(X) Dry Hole Chance	0.79	0.79	0.79
P(s) Common Factor	0.54	0.54	0.54
P(X/S) Independent Factors	0.3888	0.3888	0.3888

Testing 3 zones with one well increases the chance of the well encountering at least one hydrocarbon bearing prospect to about 50%.

P= 1-(chance of dry Turonian * chance of dry C12 * chance of dry Cret.)

P= 1-((.79) * (.79) * (.79))

P=1- 49.3%

P= 50.7%

Table 2 (cont'd)

Karlavskoye Resource Assessment

Well/Prospect	Hydrocarbons-In-Place Natural Gas	
	10^3m^3	MMcf
Gas		
Paleocene		
Low	20,743	736
Median	67,003	2,378
High	131,220	4,657
Mean Value	72,325	2,567
Turonian Gas		
Low	538,837	19,125
Median	1,011,065	35,886
High	1,627,597	57,769
Mean Value	1,052,655	37,363
Cretaceous		
C12		
Low	787,323	27,945
Median	2,304,357	81,790
High	5,226,685	185,514
Mean Value	2,713,905	96,327
C13		
Low	720,858	25,586
Median	2,153,496	76,436
High	4,626,105	164,198
Mean Value	2,452,758	87,057
C14		
Low	626,223	22,227
Median	1,361,326	48,318
High	2,545,500	90,349
Mean Value	1,495,112	53,067
C15		
Low	1,048,844	37,227
Median	2,900,658	102,955
High	5,654,632	200,704
Mean Value	3,159,862	112,155
C16		
Low	776,352	27,556
Median	2,173,787	77,156
High	4,255,479	151,043
Mean Value	2,359,419	83,745
Karlavskoye Aggregate	13,306,036	472,280

Table 3

Transeuro Energy Corp.

KRASNAPOLIANSKOYE FIELD, UKRAINE
TEST DATA

Wells 11 to date	Date Drilled	Crimean Conclusion/ Log Interpretation (pretest)	Approx. TD (m)	Status	Upr Paleocene Depth(m)	Upr Paleocene test	Lwr Paleocene Depth(m)	Lwr Paleocene test	Re-entry
#1	1963	zones water bearing	1216	abandoned	1073	gas/oil show	1101.5	gas/water show	
#2	1963	no gas saturation	1315	abandoned	1202		1232	mud	
#3	1963	no gas saturation	1290	abandoned	no log		no log	mud	
#4	1963	prospective U,L Paleo	1216	abandoned	1138	mud	1152	mud	
#5	1963	prospective L Paleo	1160	abandoned	1068	1.8e3m3/d	1093	52550 m3/d gas AOF?	1969- 14e3m3/d, then aband...re-entry '95 acid, again '02 then 34e3m3/d
#6	1963	prospective U,L Paleo	1190	abandoned	1089		1123	ngts	
#7	1963	prosp U Paleo, L P for contact	1225	abandoned	1088		1126	water	
#8	1963	prospective U Paleo	1245	abandoned	1118		1138	mud	
#9		no data		abandoned					
#10		no data		abandoned					
#11			1125	abandoned	1056		1092	no data	U & L Paleo perf'd/flowed 22e3m3/d

Table 4

Krasnapolianskoye Risk Assessment and Reservoir Parameters

Well/Prospect	Reservoir		Trap		Petroleum Charge		Retention	Chance of Existence
	P1		P2		P3		P4	
	P1a	P1b	P2a	P2b	P3a	P3b		(%)
GAS								
Paleocene								
Low Est.	0.9	0.8	1	1	1	1	1	72%
Median	1.0	0.9	1	1	1	1	1	90%
High Est.	1.0	0.9	1	1	1	1	1	90%
Mean Value	0.96	0.89	1	1	1	1	1	86%

Well/Prospect	Area (ha)	Top Contour (m KB)	Net Pay (m)	Porosity (%)	Water Saturation (%)	Pi kPa	Pi (psia)	Res. Temp °C	Zi
GAS									
Paleocene									
Low Est.	93.5		6.3	15	0.35		1525	66	0.92
Median	192.9	1100	4.3	14.5	0.4	10400	1510	66	0.92
High Est.	192.9		8.2	13	0.45		1490	66	0.92
Mean Value	152.2		6.3	14.2	0.400		1508	66	0.92

P1 Reservoir
P1a Presence of reservoir facies
P1b Effective pore volume
P2 Trap mechanism
P2a Presence of mapped structure
P2b Effective seal mechanism
P3 Petroleum charge
P3a Presence of sufficient volume of mature source rock
P3b Effective migration
P4 Retention after accumulation

NOTES
The probability of encountering gas in the 2 wells that are being re-entered is 90%
It appears that 2 wells are adequate to drain the pool, so no further drilling is currently anticipated.

Probability Factors	Paleocene	
P1a Reservoir facies	1	
P1b Porosity	0.9	
P2a Trap identification	1	
P2b Seal	1	
P3a Mature source rock	1	
P3b Migration	1	
P4 Retention	1	
P(X) Individual Probability	0.9000	Chance of encountering hydrocarbons
1-P(X) Dry Hole Chance	0.100	Chance of a dry hole
P(s) Common Factor	1	
P(X/S) Independent Factors	0.9	

Table 5

Krasnapolianskoye Resource Assessment

Well/Prospect	Hydrocarbons-In-Place Natural Gas	
	10^3m^3	MMcf
GAS		
Paleocene		
Low Est.		1,726
Median Est.		2,690
High Est.		3,790
Mean Value	76,773	2,725
Krasnapolianskoye Aggregate	76,773	2,725

Table 6

Transeuro Energy Corp.

POVOROTNOYE FIELD, UKRAINE

TEST DATA

Wells 7 to date	Date Drilled	Crimean Conclusion/ Log Interpretation (pretest)	Approx. TD (m)	Status	M3 Depth(m)	M3 test	M4 Depth(m)	M4 test	Re-entry
#1	1985/87		4053	abandoned	3907-3939	142 e^3m^3/d gas			
							3984.5-3987.5	dry	
							3984.5-3987.5	1 e^3m^3/d gas	

Table 7

Povorotnoye Risk Assessment and Reservoir Parameters

Well/Prospect	Reservoir	Trap		Petroleum Charge		Retention	Chance of Existence	Chance of Dry Hole
	P1	P2		P3		P4		
	P1a	P2a	P2b	P3a	P3b		(%)	(%)
Gas								
M3 Sandstone								
Low Est.	0.7	1	1	1	1	1	49%	51%
Median Est.	0.9	1	1	1	1	1	81%	19%
High Est.	0.9	1	1	1	1	1	81%	19%
Mean Value	0.82	1	1	1	1	1	67%	33%
M4 Sandstone								
Low Est.	0.4	1	1	1	1	1	12%	88%
Median Est.	0.5	1	1	1	1	1	20%	80%
High Est.	0.6	1	1	1	1	1	30%	70%
Mean Value	0.50	1	1	1	1	1	20%	80%

Well/Prospect	Area (ha)	Top Contour (m)	Mid Point (mSS)	Base Porosity/ Structure (mss)	Net Pay (m)	Porosity (%)	Water Saturation (%)	Pi (psia)	Res. Temp °C	°F	Zi
Gas											
M3 Sandstone											
Low Est.	362.0	-3750	-3800	-4185	14.1	9%	40%	10355	150		1.38
Median Est.	663.2	-3750	-3850	-4185	15.1	11%	45%	10355	150		1.38
High Est.	1273.6	-3750	-4000	-4185	10.3	13%	50%	10355	150		1.38
Mean Value	785.9				13.0	65%	45%	10335	150	302	1.38
M4 Sandstone											
Low Est.	242.4	-3825	-3875	-4260	5.3	9%	40%	10355	150		1.38
Median Est.	648.4	-3825	-3825	-4260	5.3	11%	45%	10355	150		1.38
High Est.	1113.9	-3825	-4075	-4260	4.1	13%	50%	10355	150		1.38
Mean Value	672.0				4.8	11%	45%	10355	150	302	1.38

P1 Reservoir
P1a Presence of reservoir facies
P1b Effective pore volume
P2 Trap mechanism
P2a Presence of mapped structure
P2b Effective seal mechanism
P3 Petroleum charge
P3a Presence of sufficient volume of mature source rock
P3b Effective migration
P4 Retention after accumulation

NOTES
#104, the 1st drilling location is twinning a previous well that encountered hydrocarbons in the M3 sandstone.

Probability Factors	M3	
P1a Reservoir facies	0.9	
P1b Porosity	0.9	
P2a Trap identification	1	
P2b Seal	1	
P3a Mature source rock	1	
P3b Migration	1	
P4 Retention	1	
P(X) Individual Probability	0.8100	Initial chance of discovery
1-P(X) Dry Hole Chance	**0.190**	**Initial chance of a dry hole**
P(s) Common Factor	1	
P(X/S) Independent Factors	0.81	

If the twin well tests both the M3 and M4 prospects, then the chance of the well encountering at least one hydrocarbon bearing prospect is:

P= 1-(chance of dry M3 * chance of dry M4)
P= 1-((.190) * (.700))
P=1- 13.3%
P= 86.7%

Table 8

Stepout drilling locations will have probabilities of discovery between 39 and 65% in the M3 and between 10 and 16% in the M4

Probability Factors	M3		M4	M4	
P1a Reservoir facies	0.7		0.4	0.5	
P1b Porosity	0.7		0.3	0.4	
P2a Trap identification	0.8		0.8	0.8	
P2b Seal	1		1	1	
P3a Mature source rock	1		1	1	
P3b Migration	1		1	1	
P4 Retention	1		1	1	
P(X) Individual Probability	0.39		0.10	0.16	initial chance of discovery
1-P(X) Dry Hole Chance	**0.61**		**0.90**	**0.84**	**initial chance of a dry hole**
P(s) Common Factor	1		1	1	
P(X|S) Independent Factors	0.392		0.096	0.16	

Testing both the M3 and M4 prospects with one well increases the chance of the well encountering at least one hydrocarbon bearing prospect to between 45 and 70%

P= 1-(chance of dry M3 * chance of dry M4)		P= 1-(chance of dry M3 * chance of dry M4)	
P= 1-((.61) * (.90))		P= 1-((.35) * (.84))	
P=1-	55.0%	P=1-	29.6%
P=	45.0%	P=	70.4%

Table 8 (cont'd)

Povorotnoye Resource Assessment

Well/Prospect	Hydrocarbons-In-Place Natural Gas	
	10^3m^3	MMcf
GAS		
M3 Sandstone		
Low Est.	1,125,591	39,951
Median Est.	2,055,138	72,944
High Est.	3,319,152	117,809
Mean Value	2,153,782	76,445
M4 Sandstone		
Low Est.	315,368	11,194
Median Est.	666,396	23,653
High Est.	1,063,173	37,736
Mean Value	683,103	24,278
Povorotnoye Aggregate	2,836,885	100,723

Table 9

LIST OF FIGURES


б2
Макарів
Правдинська
Матвіїв
Каркініцька
олицинське
Pervomaysky
Міжводненська
Сєверна
Славненська
Ковильненська
Тетянівське
IV
Ромашкінська
Козача
Гвардійс
Yarilgachsky
Серебрянське
Соколинська
Mezhvodnensky
ьке
Схд. Шмідта
Задорненське
KARLAVSKOYE
Сусанинська
Chernomosky
Глібовське
KRASNAPOLIANSKOYE
Оленівське
Октябрське
West Oktyabrske
Південнооктябрська
Зах. Крейдяна
Пвд.Бортова
Мартівська
Тарханкутська
б3
Євпаторійська
VI

FIGURE 1

TRANSEURO ENERGY CORP.

WESTERN CRIMEA,UKRAINE

FIELD INDEX MAP


Північноказантипське
Північнокерченське
X
Східноказантипське
Сейсморозвідувальна
Північнобулганакське
Мисова-1
Г
Актаське
Bilokamensky
Бурашська
Борзовське
Войківське
Відрадна
Семенівське
Salyn
Мічуринська
POVOROTNOYE
Північнонасирська
Alexeevsky
Pridorozhny
Vynogradovsky
Сонячна
Калинівська
Slusarevsky
Фонтанівське
о.Тузла
Малинівська
Південносиваське
Сомарлинська
Балочна
Alagoslky
Вузлова
Ачинська
Лугова
Зайчинська
Харченківська
VLADISLAVOVSKOYE
Приозерне
Куйбишевське
Мошкарівське
Низівська
Пташкінська
Узунларська
Високівська
XIII
Керченська
Абіха
Суботіна
Південнокерченська
Глибока
Якірна

FIGURE 2

TRANSEURO ENERGY CORP.

EASTERN CRIMEA, UKRAINE

FIELD INDEX MAP

Stratigraphic correlation of Karl 14 and Karl 101 at possible top C-16



Karl 14 [MD]
Karl 101 [MD]
C-12
C-13
C-14
C-15
C-16
Albian A-17
Fracture?

FIGURE 3


32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-161
Karl-9
Karl-13
Karl-16
Karl-11
Karl-8
Karl-20
Karl-3
Karl-12
Karl-5
Karl-15
Karl-6
Krasn-2
Krasn-4
18.0
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
UPPER & LOWER PALEOCENE FORMATION
NET GAS PAY
(m)

FIGURE 4



32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
0.0
Karl-4
Karl-14
NDE
5.5
Karl-7
7.5
NDE
Karl-9
Karl-13
4.0
Karl-101
Karl-16
Karl-2
Karl-8
6.5
Karl-1
NDE
17.2
NDE
11.0
Karl-20
NDE
Karl-5
Karl-3
Karl-12
NDE
10.0
Karl-46
10.0
NDE
Karl-6
Kras-2
Kras-4
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
TURONIAN FORMATION
HIGH ESTIMATE NET GAS PAY
(m)
Date: 28 March, 2011
Geologist: JBH
GESX MAP: Turonian High Est. Net Gas Pay

FIGURE 5


32 51.0
32 54.0
32 57.0
45 30.0
Karl-10
0.0
Karl-4
NDE
5.5
Karl-7
NDE
7.5
Karl-13
4.0
Karl-16
Karl-2
6.5
Karl-1
NDE
17.0
NDE
Karl-8
11.0
Karl-20
NDE
Karl-5
Karl-12
NDE
10.0
Karl-15
12.0
NDE
Karl-6
Krasn-4
1:50000

Fekete | TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

TURONIAN FORMATION

LOW ESTIMATE NET GAS PAY
(m)

Date: 28 March, 2011 | Geologist: JBH
GESX MAP: Turonian Low Est. Net Gas Pay

FIGURE 6


Karl-10
0.0
Karl-4
NDE
Karl-14
5.5
Karl-7
NDE
7.5
Karl-9
Karl-101
Karl-13
4.0
Karl-16
6.5
Karl-2
Karl-8
Karl-1
NDE
17.2
NDE
11.0
Karl-20
NDE
Karl-3
NDE
Karl-17
10.0
Karl-5
10.0
Karl-15
NDE
Karl-6
Krasn-2
Krasn-4
45.30.0
32.51.0
32.54.0
32.57.0
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
TURONIAN FORMATION
MEDIAN ESTIMATE NET GAS PAY
(m)
Date: 28 March, 2011
Geologist: JBH
GESX MAP: Turonian Median Est. Net Gas Pay

FIGURE 7


1.2795 0 1.2795 2.5590 3.8385 km

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

CENOMANIAN (C12) FORMATION

TIME STRUCTURE MAP

(mSS)

Date: 28 March, 2011	Geologist:
CI: 10m	

FIGURE 8


32 51.0
32 54.0
32 57.0
45 30.0
Karl-10
0.0
Karl-4
NDE
Karl-14
3.6
Karl-7
NDE
7.0
Karl-101
Karl-13
16.5
Karl-9
Karl-16
Karl-2
Karl-8
18.0
Karl-1
NDE
9.6
NDE
Karl-20
NDE
Karl-5
Karl-3
Karl-12
NDE
4.0
Karl-15
NDE
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

CENOMANIAN (C12) FORMATION

HIGH ESTIMATE NET GAS PAY
(m)

Date: 28 March, 2011	Geologist: JBH
	GESX MAP: C12 High Estimate Net Gas Pay

FIGURE 9



32 51.0
32 54.0
32 57.0
45 30.0
Karl-10
0.0
Karl-4
NDE
Karl-14
3.6
Karl-7
NDE
7.0
Karl-9
Karl-13
Karl-101
Karl-16
NDE
19.0
Karl-2
Karl-8
Karl-1
Karl-20
NDE
Karl-12
NDE
Karl-5
Karl-15
NDE
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

CENOMANIAN (C12) FORMATION

LOW ESTIMATE NET GAS PAY
(m)

Date: 29 March, 2011	Geologist: JBH
	GESX MAP: C12 Low Estimate Net Gas Pay

FIGURE 10


32 51 0
32 54 0
32 57 0
45 30 0
Karl-10
0.0
Karl-4
Karl-14
NDE
3.6
Karl-7
NDE
7.0
Karl-9
Karl-101
Karl-13
16.5
NDE
19.0
Karl-2
Karl-8
Karl-1
9.8
Karl-20
NDE
NDE
Karl-3
Karl-12
Karl-5
Karl-15
NDE
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete | TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

CENOMANIAN (C12) FORMATION

MEDIAN ESTIMATE NET GAS PAY (m)

Date: 28 March, 2011 | Geologist: JBH

GESX MAP: C12 Median Estimate Net Gas Pay

FIGURE 11


Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
Karl-16
Karl-101
Karl-2
Karl-8
Karl-1
Karl-20
Karl-3
Karl-12
Karl-15
Karl-5
Karl-6
Krasn-2
Krasn-4
NDE
6.0
8.0
26.0
13.0
45.30.0
32.51.0
32.54.0
32.57.0
1:50000

Fekete | TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C13 FORMATION

GAS SHOW MAP – HIGH ESTIMATE

(m)

Date: 29 March, 2011 | Geologist: JBH

GESX MAP: C13 Gas Show – High Estimate

FIGURE 12



32 51.0
32 54.0
32 57.0
45 30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-8
Karl-5
Karl-15
Karl-6
NDE
Krasn-2
Krasn-4
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
C13 FORMATION
GAS SHOW MAP – LOW ESTIMATE
(m)
Date: 29 March, 2011
Geologist: JBH
GESX MAP: C13 Gas Show – Low Estimate

FIGURE 13



Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
Karl-101
Karl-1
Karl-8
Karl-20
Karl-5
Karl-12
Karl-15
Karl-6
Krasn-2
Krasn-4
NDE
6.0
8.0
NL
26.0
28.0
13.0
45.30.0
32.51.0
32.54.0
32.57.0
1:50000

Fekete

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C13 FORMATION

GAS SHOW MAP – MEDIAN ESTIMATE

(m)

Date: 29 March, 2011	Geologist: JBH
	GESX MAP: C13 Gas Show – Median Estimate

FIGURE 14


32 51 0
32 54 0
32 57 0
45 30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
Karl-16
Karl-2
Karl-8
Karl-1
Karl-20
Karl-3
Karl-5
Karl-15
Karl-6
Krasn-2
Krasn-4
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
C14 FORMATION
GAS SHOW MAP – HIGH ESTIMATE
(m)
Date: 28 March, 2011
Geologist: JEH

FIGURE 15


32 51.0
32 54.0
32 57.0
45 30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
6.0
Karl-16
12.0
Karl-2
Karl-8
11.0
Karl-101
Karl-1
4.0
Karl-20
Karl-5
Karl-15
Karl-6
Karl-12
Krasn-2
Krasn-4
1:50000

Fekete

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C14 FORMATION

GAS SHOW MAP – LOW ESTIMATE
(m)

Date: 28 March, 2011	Geologist: JBH
	GESX MAP: C14 Gas Show – Low Estimate

FIGURE 16



32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
Karl-16
Karl-2
Karl-8
Karl-1
Karl-20
Karl-5
Karl-12
Karl-3
Karl-15
Karl-6
Krasn-2
Krasn-4
9.0
7.0
8.0
12.0
11.0
1:50000

Fekete | TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C14 FORMATION

GAS SHOW MAP – MEDIAN ESTIMATE

(m)

Date: 28 March, 2011	Geologist: JBH
	GESX MAP: C14 Gas Show – Median Estimate

FIGURE 17


32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
Karl-14
Karl-7
Karl-13
Karl-16
Karl-1
Karl-101
Karl-8
Karl-5
Karl-15
Karl-6
Krasn-2
Krasn-4
22.0
9.0
12.0


1:50000

KARLAVSKOYE FIELD, UKRAINE

C15 FORMATION

GAS SHOW MAP – HIGH ESTIMATE

(m)

Date:28 March, 2011	Geologist: JBH
	GESX MAP: C15 Gas Show – High Estimate

Fekete | TRANSEURO ENERGY

FIGURE 18


32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
Karl-4
Karl-7
Karl-101
Karl-16
Karl-2
Karl-8
Karl-20
Karl-3
Karl-5
Karl-12
Karl-15
Karl-6
Krasn-4
20.0
9.0
22.0
12.0
1:50000
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
C15 FORMATION
GAS SHOW MAP – LOW ESTIMATE
(m)
GESX MAP: C15 Gas Show – Low Estimate

FIGURE 19


32 51 0
32 54 0
32 57 0
45 30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-101
Karl-13
Karl-16
Karl-1
Karl-8
Karl-3
Karl-5
Karl-12
Karl-15
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete
TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C15 FORMATION

GAS SHOW MAP – MEDIAN ESTIMATE (m)

Date: 29 March, 2011	Geologist: JBH
	GESX MAP: C15 Gas Show – Median Estimate

FIGURE 20


32.51.0
32.54.0
32.57.0
45.30.0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-9
Karl-13
Karl-101
Karl-16
Karl-1
Karl-2
Karl-8
Wet
Karl-20
Karl-3
Karl-12
Karl-5
Karl-15
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete

TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C16 FORMATION

GAS SHOW MAP – HIGH ESTIMATE

(m)

Date: 28 March, 2011	Geologist: JBH
	GESX MAP: C16 Gas Show – High Estimate

FIGURE 21


32 51 0
32 54 0
32 57 0
45 30 0
Karl-10
Karl-4
Karl-14
Karl-7
Karl-13
Karl-16
Karl-1
Karl-8
Karl-101
Karl-20
Karl-3
Karl-5
Karl-15
Karl-6
Krasn-2
Krasn-4
20.0
21.0
Wet
1:50000
Fekete
TRANSEURO ENERGY
KARLAVSKOYE FIELD, UKRAINE
C16 FORMATION
GAS SHOW MAP – LOW ESTIMATE
(m)
Date: 29 March, 2011
Geologist: JBH
GESX MAP: C16 Gas Show – Low Estimate

FIGURE 22



32 51 0
32 54 0
32 57 0
45 30 0
Karl-10
Karl-4
Karl-14
Karl-7
NLA
20.0
Karl-9
Karl-13
Karl-16
Karl-1
20.0
Karl-8
Wet
Karl-20
Karl-3
Karl-5
Karl-12
Karl-15
Karl-6
Krasn-2
Krasn-4
1:50000

Fekete | TRANSEURO ENERGY

KARLAVSKOYE FIELD, UKRAINE

C16 FORMATION

GAS SHOW MAP – MEDIAN ESTIMATE

(m)

Date: 28 March, 2011 | Geologist: JBH

GESX MAP: C16 Gas Show – Median Estimate

FIGURE 23



TRANSEURO ENERGY CORP.

KRASNAPOLIANSKOYE FIELD,UKRAINE

STRUCTURE ON TOP OF THE LOWER PALEOCENE (mSS)

CI: 100m

FIGURE 24



Krasn-2
Krasn-4
Krasn-1
0.0 Wet
Krasn-8
Krasn-11
8.0
Krasn-5
9.0
Krasn-3
Krasn-6
Krasn-7
2.5
5.0
7.5
LEGEND
Faults
Seismic Lines
Low Estimate
Median Estimate
1:24000
KRASNAPOLIANSKOYE FIELD UKRAINE
LOWER PALEOCENE
NET GAS PAY

FIGURE 25



Krasn-2
0.0
Krasn-4
0.0
Krasn-1
0.0
Krasn-8
0.0
Krasn-11
17.0
Krasn-5
18.0
Krasn-3
0.0
Krasn-6
0.0
Krasn-7
0.0
5
10
15
1:24000
LEGEND
Faults
Seismic Lines
High Estimate
UPPER AND LOWER PALEOCENE
NET GAS PAY

FIGURE 26

POVOROTNOYE STRUCTURE
M3 SANDSTONE



MIOCENE TOP MAYKOP
M-3
0
1.25km
N
A
A'
C2
C1
-4200
-4300
-4400
Well location 104
LEGEND
String slip fault
Thrusts
Gas well
Gas shows
Well recommended for drilling

POVOROTNOYE STRUCTURE
M4 SANDSTONE



MIOCENE TOP MAYKOP
M-4
C.I. 100m
0
1.25km
N
-4200
-4300
-4400
-4100
-4000
-3900
-3800
-4155
-4154
-4063
-3796
-3731
-4279
A
A'
C1
C2
Well location 104
LEGEND
String slip fault
Thrusts
Gas well
Gas shows
Well recommended for drilling


Pov-7
Pov-3
Pov-8
4.0
3.0
10.0
Pov-104
Pov-2
Pov_1
13.0
0.0
Pov-4
1:44000
LEGEND
Proposed Wells
Seismic
Faults
Low Estimate
Median Estimate
High Estimate
POVOROTNOYE FIELD, UKRAINE
M3 SANDSTONE FORMATION
NET GAS PAY
(m)

FIGURE 29


Pov-7
Pov-5
Pov-3
Pov-104
Pov-2
Pov_1
Pov-6
Pov-4
1:44000
LEGEND
Proposed Wells
Seismic
Faults
Low Estimate
Median Estimate
High Estimate
Fekete
TRANSEURO ENERGY
POVOROTNOYE FIELD, UKRAINE
M4 SANDSTONE FORMATION
NET GAS PAY
(m)

FIGURE 30



1-Khr
not op.
10-Khr
not op
2-Khr
-590
2-Ach
-350
-600
-700
1-VL
not op.
2-VL
-597
3-Khr
not op.
5-VL
not op.
3-VL
not op.
22-VL
-616
4-VL
-541
25-VL
-540
23-VL
-501
3-Ach
-487
18-VL
-486
24-VL
-521
-500
20-VL
-665
21-VL
-634
1-Ach
-687
16-VL
LEGEND
- Isohypes of Middle Maykop surface
- Water-oil contact
- Tectonic faults
- Wells eliminated on technical grounds
- on geological grounds
- Exploratory wells
- Prospect wells
- Core wells
Wells with flow of:
- oil
- water
- no flow
- in research commercial development
- planned

TRANSEURO ENERGY CORP.

VLADISLAVOVSKOYE FIELD,UKRAINE

STRUCTURE ON TOP OF PRODUCING UNIT

(mSS)

FIGURE 31

Ci: 100m


Xar-1
NT
Xar-10
Xar-2
Ach-2
21.0
Vlad-5
NT
Vlad-1
0.0
NT
Vlad-22
10.0
Vlad-4
21.0
Vlad-25
16.0
Vlad-2
NL
Vlad-3
NT
Vlad-23
23.0
Vlad-28
25.0
Ach-3
20.0
Vlad-18
Vlad-24
16.5
Xar-3
NT
20.0
Vlad-20
NL
Ach-1
0.0
Vlad-21
NL
Vlad-16
Wtr
1:25000
LEGEND
Faults
Seismic Lines
Low Estimate
Median Estimate
High Estimate
VLADISLAVOVSKOYE FIELD, UKRAINE
UPPER KERLEUT FORMATION
NET OIL PAY
(m)
Date 28 March, 2011
Geologist: JBH

FIGURE 32